UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Fifth Street Finance Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following disclosure is contained in the Current Report on Form 8-K filed by Fifth Street Finance Corp. on February 19 2016.

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2016, Fifth Street Finance Corp. (the “Company”) entered into a Purchase and Settlement Agreement (the “PSA”) by and among the Company, Fifth Street Asset Management Inc. (“FSAM”), Fifth Street Holdings L.P. (“Holdings”), Leonard M. Tannenbaum, Chairman and Chief Executive Officer of FSAM (together with Holdings, the “Buyers”), RiverNorth Capital Management, LLC (“RiverNorth”), RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise (collectively, the “Sellers”). FSAM is a publicly traded asset manager that is the partial and indirect owner of Fifth Street Management LLC, a registered investment adviser under the Investment Advisers Act of 1940 and the Company’s external manager and advisor.

Annual Meeting Matters

The PSA provides that RiverNorth has irrevocably withdrawn and rescinded each proposal and each director nomination that it had put forth for consideration at the Company’s 2016 Annual Meeting of Stockholders.

If the record date for the Company’s 2016 Annual Meeting of Stockholders is set for a date that is prior to the Closing Date (as defined below), the PSA requires each Seller to appear, or cause all of the shares of Company’s issued and outstanding common stock, par value $0.01 per share (each a “Share”), being purchased from the Sellers by the Buyers on the Closing Date in accordance with the terms of the PSA to be counted as present, at the Company’s 2016 Annual Meeting of Stockholders and vote (or cause to be voted) all such Shares in accordance with the recommendations of the Company’s board of directors.

Standstill

In the PSA, the Sellers have agreed to certain standstill obligations with respect to the Company until the certification of votes for the Company’s 2017 Annual Meeting of Stockholders.

Purchase and Sale of Company Common Stock

On the terms and subject to the conditions of the PSA, the Buyers have agreed to purchase 9,220,600 Shares from the Sellers, which Shares (when combined with the Shares Sellers are economically exposed to via cash-settled total return swaps) constitute all of the Shares beneficially owned by the Sellers, for a per-share purchase price of $6.25, without interest. Under certain circumstances in connection with a breach of the PSA by Buyers, Holdings and Mr. Tannenbaum may be liable for a $5,000,000 fee payable to Sellers. The parties have agreed to an outside closing date of March 31, 2016, for the purchase of the Shares from the Sellers (the “Closing Date”).

In connection with the PSA, Holdings and RiverNorth entered into an escrow agreement with JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), pursuant to which Holdings deposited $10,000,000 with the Escrow Agent. Holdings has agreed to use reasonable best efforts to deposit into the escrow account, on or prior to March 24, 2016, an additional $24,577,250 (together with the initial $10,000,000 deposit, and together with interest thereon, the “Escrow Funds”). On the Closing Date, Holdings and RiverNorth have agreed to direct the Escrow Agent to release the Escrow Funds to RiverNorth, and the Escrow Funds will be credited (after deducting, if applicable, the $5,000,000 fee payable to the Sellers, as described above) against any other amounts owed by Buyers pursuant to the PSA on the Closing Date.

Swaps

In the PSA, Holdings and certain Sellers also agreed to terms that may require Holdings, on the one hand, or such Sellers, on the other hand, to make certain payments to the other in connection with the settlement (or other payments) of certain cash-settled total return swaps held by such Sellers in respect of Shares. In addition, the PSA requires such Sellers to request and use their best efforts to cause the counterparty to such swaps to vote the Shares held by such counterparty, as of the record date for any meeting of the Company’s stockholders, in accordance with the recommendations of the Company’s board of directors.

Other Matters; Governing Law and Venue

The parties to the PSA have made certain customary representations and warranties therein and have entered into a mutual release from liability in connection with the PSA.

The PSA is governed by Delaware law. For all claims arising from the PSA, the parties have agreed to the exclusive jurisdiction and venue of the Delaware Court of Chancery or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware does not have jurisdiction, any U.S. federal court sitting in Delaware.

The foregoing summary of the PSA and the transactions contemplated thereby is qualified in its entirety by reference to the complete text of the PSA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 1.01.

Item 8.01 Other Events.

On February 19, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Settlement Agreement, dated as of February 18, 2016, by and among Fifth Street Finance Corp., Fifth Street Holdings L.P., Leonard M. Tannenbaum, Fifth Street Asset Management Inc., RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise

99.1	Press release dated February 19, 2016

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees, and the executive officers and employees of each of Fifth Street Management LLC and FSAM that provide services to the Company and its subsidiaries pursuant to the Amended and Restated Investment Advisory Agreement, may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).

Additional Information and Where to Find It

The Company plans to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom owns in excess of 2% of the shares of the Company common stock (other than Mr. Tannenbaum, the Chairman and Chief Executive Officer of FSAM, who (i) beneficially owns approximately 8.5% of the shares of the Company common stock and (ii) has an obligation to purchase, together with an affiliate of FSAM, an additional approximately 6.1% of the shares of the Company common stock currently beneficially owned by RiverNorth Capital Management, LLC and certain of its investment funds and its former director nominees, in each case, based upon 150,262,924 shares of the Company common stock outstanding, as of February 8, 2016, the total number of shares of the Company common stock outstanding as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “2015 Proxy Statement”), filed with the SEC on February 5, 2015, (ii) the Company’s Annual Report on Form 10-K for the year ended September 30, 2015, filed with the SEC on December 1, 2015 (the “Form 10-K”), (iii) FSAM’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “FSAM 2015 Proxy Statement”), filed with the SEC on April 21, 2015, and (iv) FSAM’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015 (the “FSAM Form 10-K”). To the extent holdings by these potential participants of the shares of the Company common stock have changed since the amounts printed in the 2015 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2015 PROXY STATEMENT, THE FORM 10-K, THE FSAM 2015 PROXY STATEMENT, THE FSAM FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT the Company OR FSAM HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement (when available), the 2015 Proxy Statement, the Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.fsc.fifthstreetfinance.com) or by writing to the Company’s Secretary at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830. No information contained on any website referenced in this press release is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Settlement Agreement, dated as of February 18, 2016, by and among Fifth Street Finance Corp., Fifth Street Holdings L.P., Leonard M. Tannenbaum, Fifth Street Asset Management Inc., RiverNorth Capital Management, LLC, RiverNorth Capital Partners, L.P., RiverNorth Institutional Partners, L.P., RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, Randy I. Rochman, Fred G. Steingraber and Murray R. Wise

99.1	Press release dated February 19, 2016